UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2021

NICOLET BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	001-37700	47-0871001
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 North Washington Street
Green Bay, Wisconsin 54301
(Address of principal executive offices)

(920) 430-1400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NCBS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Nicolet Bankshares, Inc. (“Nicolet”) held a special meeting of its shareholders on Thursday, July 15, 2021, in Green Bay, Wisconsin related to Nicolet’s proposed merger with Mackinac Financial Corporation (“Mackinac”). At the special meeting, Nicolet’s shareholders voted on and approved two proposals, as described below and in more detail in the joint proxy statement-prospectus filed by Nicolet with the Securities and Exchange Commission on June 9, 2021. Nicolet’s shareholders cast their votes as set forth below.

Proposal 1:	Merger Agreement and Share Issuance.
A proposal to approve and adopt the Agreement and Plan of Merger dated as of April 12, 2021, as the same may from time to time be amended, between Nicolet and Mackinac, pursuant to which Mackinac will merge with and into Nicolet, including the issuance of up to 2,360,314 shares of Nicolet common stock in the merger (the “merger agreement”).

For	Against	Abstain	Broker Non-Votes
6,380,179	71,319	12,843	—

Proposal 2:	Adjournment.
A proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies to approve the merger agreement and the transactions contemplated by the merger agreement.

For	Against	Abstain	Broker Non-Votes
5,952,891	476,112	35,338	—

Although Proposal 2 was approved, the adjournment of the special meeting was not necessary because Nicolet’s shareholders approved Proposal 1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 16, 2021	NICOLET BANKSHARES, INC.

		By:	/s/ H. Phillip Moore, Jr.
H. Phillip Moore, Jr.
Chief Financial Officer